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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule §240.14a-12

Mueller Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (01-07)
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___________________________________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________________________________

MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200
______________________

Notice of Annual Meeting of
Stockholders to be Held
May 3, 2007
______________________

To the Stockholders of
Mueller Industries, Inc.

     The Annual Meeting of Stockholders of Mueller Industries, Inc. (the “Company”), will be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125 on Thursday, May 3, 2007, at 10:00 A.M. local time, for the following purposes:

1.	To elect seven directors, each to serve until the next annual meeting of stockholders (tentatively scheduled for May 1, 2008) or until his successor is elected and qualified;

2.	To consider and act upon a proposal to approve the appointment of Ernst & Young LLP, independent registered public accountants, as auditors of the Company for the fiscal year ending December 29, 2007; and

3.	To consider and transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) thereof.

     Only stockholders of record at the close of business on March 8, 2007, will be entitled to notice of and vote at the Annual Meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be prepared and maintained at the Company’s corporate headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. This list will be available for inspection by stockholders of record during normal business hours for a period of at least 10 days prior to the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Gary C. Wilkerson
Corporate Secretary

March 28, 2007

TABLE OF CONTENTS

SOLICITATION OF PROXIES	1
VOTING SECURITIES	2
PRINCIPAL STOCKHOLDERS	3
ELECTION OF DIRECTORS	4
OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES	5
Meetings and Committees of the Board of Directors	9
Board of Directors Affiliations	11
CORPORATE GOVERNANCE	12
Director Independence	12
Independent Directors	13
Audit Committee	13
Compensation Committee	15
Nominating and Corporate Governance Committee	15
Corporate Governance Guidelines	17
Code of Business Conduct and Ethics	17
Policies and Procedures for Approval of Related Party Transactions	18
Directors’ Attendance at Annual Meetings of Stockholders	18
Communication With the Board of Directors	18
COMPENSATION DISCUSSION AND ANALYSIS	19
SUMMARY COMPENSATION TABLE FOR 2006	28
2006 GRANTS OF PLAN BASED AWARDS TABLE	29
OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END	30
2006 OPTION EXERCISES	31
POTENTIAL PAYMENTS UNDER EMPLOYMENT AND CONSULTING
AGREEMENTS AS OF THE END OF 2006	40
2006 DIRECTOR COMPENSATION	40
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	41
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION	43
EQUITY COMPENSATION PLAN INFORMATION	44
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER
PROPOSALS FOR 2008 ANNUAL MEETING	47
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING	48
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING	48
OTHER INFORMATION	48
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	49

MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200
_________________________

PROXY STATEMENT

Annual Meeting of Stockholders
May 3, 2007
_________________________

SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Mueller Industries, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125, on Thursday, May 3, 2007, at 10:00 A.M. local time, or at any adjournment(s) thereof.

     This Proxy Statement, together with the Company’s Annual Report for the fiscal year ended December 30, 2006, is first being mailed to stockholders on or about March 28, 2007.

     When a proxy card is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder’s directions appearing on the card. If the proxy card is signed and returned without directions, the shares will be voted in favor of the proposals set forth thereon and for the nominees named herein. The discretion granted in the accompanying proxy card includes the authority to vote on all additional matters properly coming before the Annual Meeting as the persons named in the proxy deem appropriate. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the Annual Meeting or by casting a ballot at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the shares of common stock, $.01 par value per share (“Common Stock”), outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING SECURITIES

     The Company had 37,032,912 shares of Common Stock outstanding at the close of business on March 8, 2007, which are the only securities of the Company entitled to be voted at the Annual Meeting. The record holder of each share of Common Stock is entitled to one vote on each matter that may properly be brought before the Annual Meeting. Only stockholders of record at the close of business on March 8, 2007, will be entitled to notice of, and to vote at, the Annual Meeting. The Company’s Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting for the election of Directors.

     On October 26, 2004, the Company paid a special dividend (the “Special Dividend”) consisting of $6.50 in cash and $8.50 in principal amount of the Company’s 6% Subordinated Debentures due 2014 (the “Debentures”) for each share of Common Stock outstanding on October 12, 2004. In connection with the Special Dividend, on August 31, 2004, the Company amended its outstanding stock option plans and agreements to clarify that the anti-dilution adjustment language contained therein includes the authority to make adjustments for extraordinary dividends declared on the Company’s Common Stock, whether payable in the form of cash or other consideration (including Debentures), and so adjusted the shares subject to and the per share exercise price with respect to outstanding options. This adjustment resulted in an increase in the number of shares subject to each outstanding option and an adjustment to the option purchase price designed to maintain the option holders’ intrinsic value following issuance of the Special

Dividend. References in this Proxy Statement to beneficial stock ownership or outstanding options for periods following October 12, 2004 reflect the equitable adjustment made to options outstanding on October 12, 2004, while historical information about options held or issued prior to October 12, 2004 has not been adjusted to reflect the subsequent equitable adjustment.

PRINCIPAL STOCKHOLDERS

     As of March 8, 2007, the following parties were known by the Company to be the “beneficial owner” of more than five percent of the Common Stock:

Shares Beneficially
Name and Address of Beneficial Owner	Owned	Percent of Class
AXA Financial, Inc. and related entities	2,133,335 (1)	5.76%(2)
1290 Avenue of the Americas
New York, NY 10104
Barclays Global Investors, NA	2,066,141 (3)	5.58%(2)
45 Fremont Street
San Francisco, CA 94105
Franklin Resources, Inc.	2,016,154 (4)	5.45%(2)
One Franklin Parkway
San Mateo, CA 94403-1906
____________________

(1)	This information is based on a Schedule 13G filed jointly by AXA Financial, Inc. and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group, with the Securities and Exchange Commission on February 13, 2007. The shares shown in the table above consist of 1,772,818 shares beneficially owned by AXA Rosenberg Investment Management LLC, a subsidiary of AXA, and 360,517 shares beneficially owned by AllianceBernstein L.P., a subsidiary of AXA Financial, Inc. The address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104 and the address for AXA is 25, avenue Matignon, 75008, Paris, France.

(2)	The percent of class shown was based on the shares of Common Stock reported on the Schedule 13G and the total number of shares outstanding as of December 30, 2006. The difference in the total number of shares outstanding on December 30, 2006 and March 8, 2007 does not materially affect the percentage of ownership of the class.

(3)	This information is based on a Schedule 13G filed by Barclays Global Investors, NA with the Securities and Exchange Commission on January 23, 2007. The Schedule 13G also was filed by Barclays Global Fund Advisors, with the same address as Barclays Global

Investors, NA, Barclays Global Investors, Ltd., 1 Royal Mint Court, London, EC3N 4HH, and Barclays Global Investors Japan Trust and Banking Company Limited, 1-1-39 Hiroo Shibuya-Ku, Tokyo 1500-0012 Japan.

(4)	This information is based on a Schedule 13G filed on February 6, 2007 with the Securities and Exchange Commission by Franklin Resources, Inc. (“FRI”) with respect to the Company’s Common Stock. In the Schedule 13G, FRI reported that, with respect to the Company’s Common Stock, the shares shown in the table above were beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. The Schedule 13G reported that the investment management subsidiaries of FRI have investment and/or voting power over the securities owned by their investment management clients. Accordingly, such subsidiaries may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Stockholders”) (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which the investment management subsidiaries of FRI provide investment management services. The Schedule 13G reported that one of the investment management subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, 9th Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to 1,989,800 and 2,005,800, respectively, of the shares shown. FRI, the FRI Principal Stockholders and the investment management subsidiaries of FRI disclaim any pecuniary interest or beneficial ownership in the shares shown in the table above and indicate that they are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended.

ELECTION OF DIRECTORS

     The Board of Directors proposes to elect the following seven persons, each as nominated by the Board of Directors, at the Annual Meeting to serve (subject to the Company’s Bylaws) as directors of the Company until the next Annual Meeting (tentatively scheduled for May 1, 2008), or until the election and qualification of their successors: Alexander P. Federbush, Gennaro J. Fulvio, Gary S. Gladstein, Terry Hermanson, Robert B. Hodes, Harvey L. Karp and William D. O’Hagan. If any such person should be unwilling or unable to serve as a director of the Company, which is not anticipated, the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

     Directors are elected by a plurality of the votes cast. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted “For” a particular director (whether as a result of a direction to withhold or a broker non-vote) will not be counted in such director’s favor.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES

     The following table sets forth, as of March 8, 2007, information about the 1,477,017 shares of Common Stock (calculated based on 37,032,912 shares outstanding) beneficially owned by each of the Company’s current directors, nominees for director, executive officers and Named Executive Officers (as defined under “Compensation Discussion and Analysis”). Unless otherwise indicated, all directors and nominees for director, executive officers and Named Executive Officers have sole voting and investment power with respect to the shares of Common Stock reported. The table and the accompanying footnotes set forth the foregoing persons’ current positions with the Company, principal occupations and employment over the preceding five years, age and directorships held in certain other publicly-owned companies.

	Common Stock
	Beneficially
	Owned as of	Percent of
Principal Occupation, Employment, etc.	March 8, 2007	Class
Alexander P. Federbush	5,500	*
Director of the Company since February 17, 2005; age 64 (1)
Gennaro J. Fulvio	14,336	*
Director of the Company since May 9, 2002; age 50 (2)
Gary S. Gladstein	31,848	*
Director of the Company since July 1, 2000; Director of
Jos. A. Bank Clothiers, Inc. and Cresud Inc.; age 62 (3)
Terry Hermanson	11,224	*
Director of the Company since February 13, 2003; age 64 (4)
Robert B. Hodes	28,648	*
Director of the Company since February 10, 1995; age 81 (5)

	Common Stock
	Beneficially
	Owned as of	Percent of
Principal Occupation, Employment, etc.	March 8, 2007	Class
Harvey L. Karp	241,886	*
Chairman of the Board of Directors since October 8, 1991; Director since August 1991; age 79

William D. O’Hagan	637,168	1.72%
Chief Executive Officer of the Company since January 1, 1994;
Chief Operating Officer of the Company since June 22, 1992;
President of the Company since December 1, 1992; Director of the
Company since January 1993; age 65 (6)

Karl J. Bambas	1,000	*
Vice President-Tax of the Company since October 28, 2004; age 46 (7)

Gregory L. Christopher	147,879	*
President-Standard Products Division of the Company since
October 13, 2005; age 45 (8)

Richard W. Corman	34,741	*
Vice President-Controller of the Company since October 28, 2004;
age 50 (9)

Patrick W. Donovan	0	*
President-European Operations of the Company since
October 13, 2005; age 58 (10)

Roy C. Harris	57,124	*
Vice President and Chief Information Officer of the Company since
December 19, 2006; age 64 (11)

Jeffrey A. Martin	8,668	*
Vice President-Operations, Standard Products Division of the
Company since November 20, 2006; Vice President-Finance of the
Company since October 28, 2004; age 40 (12)

Kent A. McKee	172,419	*
Executive Vice President of the Company since October 13, 2005;
Chief Financial Officer of the Company since April 1, 1999; age 46 (13)

	Common Stock
	Beneficially
	Owned as of	Percent of
Principal Occupation, Employment, etc.	March 8, 2007	Class
James H. Rourke	81,576	*
President-Industrial Products Division of the Company
since December 27, 2003; General Manager-Rod
since January 29, 2002; age 58 (14)

Gary C. Wilkerson	3,000	*
Vice President, General Counsel and Secretary of the
Company since May 2, 2005; age 60 (15)

Executive Officers, Named Officers and Directors as a Group	1,477,017	3.99%**
____________________

*	Less than 1%

**	Includes 841,077 shares of Common Stock which are subject to currently exercisable stock options held by officers and directors of the Company.

(1)	Mr. Federbush has been the President of the Queens West Development Corp., a subsidiary of the Empire State Development Corporation, a public-benefit corporation that is a joint venture among New York State, New York City and the Port Authority of New York and New Jersey, for more than the past five years. The number of shares of Common Stock beneficially owned by Mr. Federbush includes (i) 500 shares of Common Stock owned by Mr. Federbush’s spouse, (ii) 1,000 shares of Common Stock owned by a corporation in which Mr. Federbush is an officer and (iii) 4,000 shares of Common Stock which are subject to currently exercisable stock options.

(2)	Mr. Fulvio has been a member of Fulvio & Associates, LLP, Certified Public Accountants (formerly Speer & Fulvio, LLP), since 1987. The number of shares of Common Stock beneficially owned by Mr. Fulvio includes 10,224 shares of Common Stock which are subject to currently exercisable stock options and 1,000 shares of Common Stock which are owned by Mr. Fulvio’s spouse.

(3)	Mr. Gladstein previously served as a director of the Company from 1990 to 1994. Mr. Gladstein is currently an independent investor and consultant. From the beginning of 2000 to August 31, 2004, Mr. Gladstein was a Senior Consultant at Soros Fund Management. He was Chief Operating Officer at Soros Fund Management from 1985 until his retirement at the end of 1999. The number of shares of Common Stock beneficially owned by Mr. Gladstein includes 13,336 shares of Common Stock which are subject to currently exercisable stock options.

(4)	Mr. Hermanson has been the principal and President of Mr. Christmas, Inc., a wholesale merchandising company, for more than the last five years. The number of shares of Common Stock beneficially owned by Mr. Hermanson includes 10,224 shares of Common Stock which are subject to currently exercisable stock options.

(5)	Mr. Hodes was formerly, and had been for more than the last five years, Of Counsel to the New York law firm of Willkie Farr & Gallagher LLP. The number of shares of Common Stock beneficially owned by Mr. Hodes includes (i) 2,200 shares of Common Stock owned by Mr. Hodes’ children (as to which Mr. Hodes disclaims beneficial ownership) and (ii) 13,336 shares of Common Stock which are subject to currently exercisable stock options.

(6)	The number of shares of Common Stock beneficially owned by Mr. O’Hagan includes (i) 413,464 shares of Common Stock which are subject to currently exercisable stock options, (ii) 194,866 shares of Common Stock held through family trusts (of which 81,736 are held through a trust established for the benefit of Mr. O’Hagan’s spouse) and (iii) 28,838 shares of Common Stock owned by a family partnership of which Mr. O’Hagan is a general partner and in which Mr. O’Hagan and his spouse together hold a 99% interest. Mr. O’Hagan disclaims beneficial ownership of the 81,736 shares of Common Stock held by the trust established for the benefit of his spouse.

(7)	Mr. Bambas served as the Company’s Tax Director for more than five years prior to October 28, 2004. The number of shares of Common Stock beneficially owned by Mr. Bambas includes 1,000 shares of Common Stock which are subject to currently exercisable stock options.

(8)	Mr. Christopher served as Vice President of Sales-Standard Products Division of the Company for more than five years prior to October 13, 2005. The number of shares of Common Stock beneficially owned by Mr. Christopher includes (i) 113,864 shares of Common Stock which are subject to currently exercisable stock options, and (ii) 900 shares of Common Stock owned jointly between Mr. Christopher and his spouse.

(9)	Mr. Corman served as the Company’s Corporate Controller for more than five years prior to October 28, 2004. The number of shares of Common Stock beneficially owned by Mr. Corman includes 24,405 shares of Common Stock which are subject to currently exercisable stock options.

(10)	Mr. Donovan served (i) as Managing Director of Mueller Europe Ltd. from January 2003 until October 13, 2005, (ii) as Executive Director of BSS Group PLC, a specialist distributor of pipeline, heating, ventilation, plumbing and sanitaryware products, from April 2001 until December 2002 and (iii) as Chief Executive of BSS Group PLC from 1997 until April 2001.

(11)	Mr. Harris served (i) as Vice President and Chief Information Officer of the Standard Products Division of the Company from October 13, 2005 until December 19, 2006, (ii) as Vice President and Chief Information Officer of the Company from July 5, 2000 until October 13, 2005, (iii) as Division Manager of the Company’s Standard Products Division from May 1, 1997 through July 5, 2000 and (iv) as Controller, Standard Products Division, from December 1995 to May 1, 1997. The number of shares of Common Stock beneficially owned by Mr. Harris includes 34,001 shares of Common Stock which are subject to currently exercisable stock options.

(12)	Mr. Martin served (i) as Vice President-Finance of the Company from October 28, 2004 to November 20, 2006, (ii) as Director of Corporate Finance of the Company from January 1, 2002 to October 28, 2004, (iii) as Manager of Corporate Finance of the Company from January 1, 2001 to December 31, 2001, (iv) as Manager of Corporate Accounting of the Company from January 15, 1996 to December 31, 2000 and (v) as a Manager and other positions in audit services with PricewaterhouseCoopers LLP, a public accounting firm, from September 1989 to January 1996. The number of shares of Common Stock beneficially owned by Mr. Martin includes 8,668 shares of Common Stock which are subject to currently exercisable stock options.

(13)	Mr. McKee served (i) as Vice President of the Company from February 11, 1999 until October 13, 2005, (ii) as Vice President-Business Development/Investor Relations of the Company from December 14, 1995 to February 11, 1999, (iii) as Treasurer of the Company from November 8, 1991 to December 14, 1995 and (iv) as Assistant Secretary of the Company from August 28, 1991 to December 14, 1995. The number of shares of Common Stock beneficially owned by Mr. McKee includes 126,673 shares of Common Stock which are subject to currently exercisable stock options.

(14)	Mr. Rourke served (i) as Vice President-Industrial Products Division of the Company from December 14, 1995 to December 27, 2003, (ii) as Vice President and General Manager- Industrial Division of the Company from November 4, 1993 to December 14, 1995 and (iii) prior thereto as Vice President and General Manager, Industrial Products, for Mueller Brass Co. in Port Huron, Michigan. The number of shares of Common Stock beneficially owned by Mr. Rourke includes 64,882 shares of Common Stock which are subject to currently exercisable stock options.

(15)	Mr. Wilkerson served (i) as Of Counsel to the Memphis law firm of Pietrangelo Cook, LLP from April 2002 to May 2005 and (ii) as Vice President and General Counsel for Louisiana- Pacific Corporation from 1997 to January 2002. The number of shares of Common Stock beneficially owned by Mr. Wilkerson includes 3,000 shares of Common Stock which are subject to currently exercisable stock options.

Meetings and Committees of the Board of Directors

     During 2006, the Board of Directors held four meetings. The Board of Directors established a standing Audit Committee and a Compensation Committee at its organizational meeting on February 13, 1991. On May 13, 1991, the Board of Directors created two committees (the “Plan Committees”) to be responsible for administering the Company’s 1991 Employee Stock Purchase Plan and the Company’s 1991 Incentive Stock Option Plan. On November 16, 1993, the Board of Directors established a standing Nominating Committee. On May 12, 1994, the Board of Directors created two committees to be responsible for administering the Company’s 1994 Stock Option Plan and the Company’s 1994 Non-Employee

Director Stock Option Plan, on February 12, 1998 created a committee to be responsible for administering the Company’s 1998 Stock Option Plan and on February 12, 2002 created a committee to be responsible for administering the Company’s 2002 Stock Option Plan (collectively, the “Option Plan Committees”). On February 12, 2004, the Board of Directors changed the name of the Nominating Committee to the Nominating and Corporate Governance Committee. During 2006, no director attended fewer than 75% of the total number of meetings of the Board and all committees on which he served.

     The Audit Committee is composed of three directors who are not officers or employees of the Company: Gennaro J. Fulvio (Chairman), Gary S. Gladstein and Terry Hermanson. Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the New York Stock Exchange (the “NYSE”) and applicable SEC rules. For more information on the NYSE standards for independence, see “Corporate Governance-Director Independence” in this Proxy Statement. The Board of Directors has further determined that (i) all members of the Audit Committee are financially literate and (ii) Gary S. Gladstein and Gennaro J. Fulvio each possess accounting and related financial management expertise within the meaning of the listing standards of the NYSE, and are each audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee (i) appoints the Company’s independent accountants, (ii) reviews and approves any major change in the Company’s accounting policies, (iii) reviews the scope and results of the independent audit, (iv) reviews and considers the independence of the accountants, (v) reviews the effectiveness of the Company’s internal audit procedures and personnel, (vi) reviews the Company’s policies and procedures for compliance with disclosure requirements concerning conflicts of interest and the prevention of unethical, questionable or illegal payments and (vii) makes such reports and recommendations to the Board of Directors as it may deem appropriate. The Audit Committee held seven formal meetings during the last fiscal year, all of which were attended by the Company’s independent auditors. At such meetings, the Audit Committee discussed the scope and results of the annual audit and issues of accounting policy and internal controls.

     The Compensation Committee is composed of three directors who are not officers or employees of the Company: Terry Hermanson (Chairman), Alexander P. Federbush and Gennaro J. Fulvio. Each member of the Compensation Committee has been determined by the Board of Directors to meet the NYSE’s standards for independence. In addition, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). These same directors also serve as members of the Plan Committee and the Option Plan Committees. The Compensation Committee (i) provides assistance to the Board of Directors in discharging the Board of Directors’ responsibilities relating to management organization, performance, compensation and succession and (ii) makes such recommendations to the Board of Directors as it deems appropriate. During the fiscal year 2006, the Compensation Committee and the Option Plan Committee held five formal meetings.

     The Nominating and Corporate Governance Committee is composed of three directors who are not officers or employees of the Company: Alexander P. Federbush (Chairman), Gary S. Gladstein, and Gennaro J. Fulvio. Each member of the Nominating and Corporate Governance Committee has been determined by the Board of Directors to meet the NYSE’s standards for independence. The Nominating and Corporate Governance Committee is responsible for the recommendation to the Board of Directors of director nominees for election to the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending committee assignments and responsibilities to the Board of Directors, overseeing the evaluation of Board of Directors and management effectiveness, developing and recommending to the Board of Directors corporate governance guidelines, and generally advising the Board of Directors on corporate governance and related matters. The Nominating and Corporate Governance Committee held one formal meeting during fiscal year 2006.

Board of Directors Affiliations

     Mr. Hodes had previously served as Of Counsel to the law firm of Willkie Farr & Gallagher LLP, which provided legal services to the Company during 2006.

CORPORATE GOVERNANCE

     The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, following the passage of Sarbanes-Oxley, the NYSE adopted changes to its corporate governance and listing requirements.

Director Independence

     The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, are comprised, in part, of those objective standards set forth in the NYSE rules, which generally provide that (a) a director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer of the Company, would not be independent for a period of three years after termination of such relationship; (b) a director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, except for certain permitted payments, would not be independent; (c) a director or an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor, a director who is a current employee of such a firm, a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or a director or an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time would not be independent; (d) a director or an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee would not be independent; and (e) a director who is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, would not be independent. In addition to these objective standards and in compliance with NYSE rules, no director will be considered independent who has any other material relationship with the Company that could interfere with the director’s ability to exercise independent judgment. The Board of Directors exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with the Company.

     The Board of Directors, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s current “independent” directors are: Alexander P. Federbush, Gennaro J. Fulvio, Gary S. Gladstein, Terry Hermanson and Robert B. Hodes. In determining that Mr. Hodes did not have a material relationship with the Company, the Board of Directors considered that Mr. Hodes had previously served as Of Counsel to the law firm of Willkie Farr & Gallagher LLP, and that the fees paid by the Company to such firm have been substantially below 2% of such firm’s gross revenues in each of the last three years.

Independent Directors

  A majority of the members of the Company’s Board of Directors have been determined to meet the NYSE’s standards for independence. See “Director Independence” above.

  The Company’s Corporate Governance Guidelines provide that the Company’s non-management directors shall hold annually at least two formal meetings independent from management. The non-management directors will choose a non-management director, as appropriate, to preside at these executive sessions of the Board of Directors.

Audit Committee

  All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See “Director Independence” above.

  In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

  The Board of Directors has determined that all members of the Audit Committee are financially literate. Further, the Board of Directors has determined that Gary S. Gladstein and Gennaro J. Fulvio each possess accounting or related financial management expertise, within the meaning of the listing standards of the NYSE, and are each audit committee financial experts within the meaning of applicable SEC rules.

  Ernst & Young LLP, the Company’s independent auditors, reports directly to the Audit Committee.

  The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

  The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company’s accounting, internal accounting controls or auditing matters.

  The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is attached hereto as Annex A. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Compensation Committee

  All members of the Compensation Committee have been determined to meet the NYSE standards for independence. See “Director Independence” above. Further, each member of the Compensation Committee is a “Non- Employee Director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code.

  The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Nominating and Corporate Governance Committee

  All members of the Nominating and Corporate Governance Committee have been determined to meet the NYSE standards for independence. See “Director Independence” above.

  The Nominating and Corporate Governance Committee recommends to the Board of Directors as director nominees individuals of established personal and professional integrity, ability and judgment, and who are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company’s stockholders. Due consideration is given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee also assesses the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors.

  Once the Nominating and Corporate Governance Committee has identified prospective nominees, background information is elicited about the candidates, following which they are investigated, interviewed and evaluated by the Committee which then reports to the Board of Directors.

  The Nominating and Corporate Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

     The Nominating and Corporate Governance Committee does not consider individuals nominated by stockholders for election to the Board. However, under the Company’s Bylaws, nominations for the election of directors may be made by a qualifying stockholder, but only if written notice of such stockholder’s intent to make such nomination has been received by the Secretary of the Company at the Company’s principal place of business (8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125) not less than 60 days and not more than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting (unless the annual meeting date is advanced by more than thirty days or delayed by more than sixty days, in which case different deadlines apply) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to the special meeting and not later than the later of (a) 60 days prior to such special meeting or (b) the tenth day following the day on which public announcement is first made of the date of the special meeting, provided that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the tenth day following the day on which such public announcement is first made by the Company. To be a qualifying stockholder, the stockholder must be a stockholder of record at the time the notice was delivered to the Secretary of the Company. Each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or successor provisions) under the Exchange Act, including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; (b) as to any other business that the stockholder desires to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. See “Stockholder Nominations for Board Membership and Other Proposals for 2008 Annual Meeting.”

Corporate Governance Guidelines

  The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility, director access to officers and employees, director compensation, director orientation and continuing education and the annual performance evaluation of the Board of Directors.

  Copies of the guidelines can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Code of Business Conduct and Ethics

  The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of the Company’s officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

  Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company’s directors and executive officers must be approved by the Board of Directors and will be posted on the Company’s website at www.muellerindustries.com.

  Copies of the Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Policies and Procedures for Approval of Related Party Transactions

     Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Management carefully reviews all proposed related party transactions (if any), other than routine banking transactions, to determine if the transaction is on terms comparable to terms that could be obtained in an arms-length transaction with an unrelated third party. Management reports to the Audit Committee and then to the Board of Directors on all proposed material related party transactions. Upon the presentation of a proposed related party transaction to the Audit Committee or the Board, the related party is excused from participation in discussion and voting on the matter.

Directors’ Attendance at Annual Meetings of Stockholders

     It is the policy of the Company’s Board of Directors to expect that all directors attend annual meetings of Stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance with the Chairman of the Board. All members of the Board of Directors attended the Company’s 2006 Annual Meeting of Stockholders.

Communication With the Board of Directors

     Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, including the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Nominating and Corporate Governance Committee, Mueller Industries, Inc., 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. Communication(s) directed to members of the

Board who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Policies and Objectives

     The compensation programs for our executive officers, including the executive officers named in the Summary Compensation Table for 2006 below, are designed to (i) motivate these key employees to achieve certain strategic and financial goals and reward them for achieving these goals, (ii) encourage their continued service with our Company, and (iii) provide a means to attract additional talented executive officers when necessary. We believe in pay for performance and as such that the performance of the executives in managing our Company, considered in light of general economic and specific Company, industry, and competitive conditions, should be the basis for determining the level and composition of their compensation. For our named executive officers, this incentive element of total compensation is a significant portion of each individual’s compensation potential. Consistent with our philosophy of rewarding performance, we offer annual cash bonus compensation to our named executive officers to reward their success in attaining short-term operating objectives, such as growth of sales, growth of operating earnings and earnings per share, and growth or maintenance of market share. In addition, we seek to align the long-term financial interests of our named executive officers with those of our stockholders and our long-term corporate objective of increased stockholder value through grants of stock options. We believe that the elements of our compensation program provide an appropriate mix of retentive and incentive features.

     Our compensation program consists of base salary, annual cash bonus compensation, long-term equity incentive compensation, perquisites to certain of our named executive officers, and traditional benefits such as participation in group health, disability, and life insurance plans. Also, certain executives have post-employment consulting and non-compete arrangements that would result in predetermined cash payments. From time-to-time, we award discretionary bonuses to recognize individual performance regardless of corporate-wide performance. In determining the levels of compensation, including the amount of base salary increases from year to year, the target levels of the annual cash bonuses and the amounts payable thereby at the end of each year, and the number of stock options to be awarded and when such awards will be granted, we generally do not rely on formulaic guidelines but rather maintain a flexible compensation program that allows us to adapt components and levels of compensation to motivate and reward individual executives within the context of the Company’s desire to attain certain strategic and financial goals and control compensation cost. This requires that we make reasoned subjective determinations about compensation levels.

Determination of Compensation

     Compensation for our Chairman of the Board and Chief Executive Officer is determined by our Compensation Committee. Compensation decisions regarding our other named executive officers are made by our Compensation Committee based on the joint recommendation of our Chairman of the Board and Chief Executive Officer. Our Compensation Committee meets at least annually to determine adjustments, if any, to all elements of compensation, including base salary, annual bonus compensation, and long-term equity awards. Adjustments are determined by considering subjective factors including (i) the executive’s performance against corporate objectives in recent years, (ii) the value of the executive’s skills and capabilities to support long-term performance of the Company, (iii) performance of each executive’s specific management responsibilities, (iv) each executive’s contribution as a member of the executive management team, and (v) whether each executive’s total compensation potential and structure is sufficient to ensure the retention of the executive when considering the compensation potential that may be available elsewhere. In making its determination, our Compensation Committee does not undertake any formal benchmarking or review any formal surveys of compensation for our competitors but rather relies on the members’ general knowledge of our industry, supplemented by advice from Messrs. Karp and O’Hagan, based on their general knowledge of our industry.

     The targets for annual bonus programs are generally determined by the Compensation Committee in December for the upcoming year. Various factors are considered when determining the specific targets including estimated actual results for the fiscal year being concluded, the plan for the upcoming year, economic conditions currently prevailing as well as expected in the upcoming year, among others.

Tax and Accounting Impact

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to each of the corporation’s chief executive officer, chief financial officer and the next three most highly paid executive officers (their named executive officers). Qualifying performance-based compensation is not subject to this deduction limitation if certain requirements are met. In December of 2004, our board of directors adopted the Mueller Industries, Inc. Annual Bonus Plan, which was subsequently approved by our stockholders at our Annual Meeting of Stockholders in May of 2005. Annual bonus awards paid under this plan will qualify as performance-based compensation and thus will be fully deductible by us. Compensation pursuant to stock options granted under our stock option plans will also qualify as performance-based compensation and will be fully deductible by us at the time of exercise. Although the base salary compensation paid to Mr. Karp exceeds $1,000,000 and the amount in excess thereof is not deductible by us for tax purposes, we believe that the impact of this is immaterial and necessary to adequately compensate Mr. Karp in light of his past and continuing contributions to our growth. We periodically review the potential consequences of Section 162(m) with respect to compensatory elements. In the future we may authorize other compensation payments to our named executive officers that do not comply with the exemptions in Section 162(m) if we judge that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or any particular executive’s particular circumstances. This is consistent with our general compensation policy to remain flexible in order to address business and/or financial challenges as they present themselves.

     Other provisions of the Code can also affect compensation decisions. Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon individuals who receive payments upon a change in control to the extent the payments received by them exceed an amount approximating three times their average annual compensation. A company will also lose its tax deduction for such “excess” payments. In our employment agreements with executive officers, we provide for tax “gross-up” payments to cover the cost of this excise tax. We believe it is important that the effects of these tax code provisions not negate the protections which we intend to provide to executive officers in the event of a change in control.

Elements of Compensation

Base Salary

     Annual base salary provides a base level of compensation for services rendered during the year. Base salary adjustments are determined by making reasoned subjective determinations about current economic conditions such as general wage inflation as well as the executive’s qualifications, experience, responsibilities, and past performance. For 2006, base salary increases were approximately 3% for our named executive officers which was approximately the aggregate increase for all salaried employees. In December 2006, the Compensation Committee approved (i) base salary increases for 2007 of approximately 3% for our named executive officers (other than Messrs. Karp and O’Hagan) and all salaried employees, and (ii) 2007 base salaries for Messrs. Karp and O’Hagan of $1,500,000 and $1,000,000, respectively, effective December 26, 2006.

Annual Bonus Compensation

     Each of our named executive officers participates in one of two annual bonus programs. Messrs. Karp and O’Hagan participate in the Annual Bonus Plan noted above that was approved by stockholders at the May 2005 Annual Meeting of Stockholders. Our other named executive officers participate in the Company’s Annual Incentive Plan as do all other salaried employees.

     Annual Bonus Plan. Early in 2006, the Compensation Committee established a performance target for the year based upon EBITDA (earnings before interest, taxes, depreciation and amortization) less certain adjustments. The Compensation Committee established graduated EBITDA targets that ranged from $85 million (earning zero bonus) to $150 million (earning a 200% bonus) with a maximum of $2,500,000; the actual earned percentages applied to base salary for determination of the award were linear for actual EBITDA results between the graduated scale. These performance targets were exceeded and resulted in the maximum payment allowed under the plan for 2006.

     In December 2006, the Compensation Committee established graduated EBITDA targets for 2007 that ranged from $100 million (earning zero bonus) to $165 million (earning a 200% bonus) with a maximum of $2,500,000; the actual earned percentages applied to base salary for determination of the award are linear for actual EBITDA results between the graduated scale.

     Annual Incentive Plan. At the beginning of 2006, our Compensation Committee adopted our 2006 Annual Incentive Plan. We designed our 2006 Annual Incentive Plan to award cash bonuses for achievement of certain corporate goals. We calculate the awards by multiplying the employee’s actual base salary paid during the year, by the employee’s incentive grade level factor, which in turn, is multiplied by a company performance factor each of which was set by our Compensation Committee at the beginning of the fiscal year. For 2006, the incentive grade level factors for all salaried employees ranged from 7.5% to 125% and were approved by our Compensation Committee based upon the recommendations of Mr. O’Hagan who based his recommendations on a subjective determination of each individual employee’s past performance and responsibilities. The incentive grade level factor for the named executive officers was established at 125% for Messrs. Christopher and McKee, and 90% for Mr. Donovan. Based upon the recommendation of the CEO, the Compensation Committee established income before income taxes of $130 million, subject to certain adjustments, as the consolidated company performance factor for 2006 for Messrs. Christopher and McKee. As such, the company performance factor was set at 100% for achieving EBITDA of $130 million. Mr. Donovan’s performance factor was a combination of the overall company performance and specific operating unit performance. The company and operating unit performance factors are subject to increase by 2 percentage points for each 1 percentage point that actual performance exceeds the target, and decreased by 3 percentage points for each 1 percentage point that actual performance is less than the target. For example, assuming a performance target of $100 million, actual results of $115 million would result in a performance factor of 130%, while actual results of $85 million would result in a performance factor of 55%. For 2006, the payments under the plan to each named executive officer ranged from 130% to 239% of each named executive officer’s base salary since the Company’s and certain operating unit’s actual performance exceeded targeted operating income.

Long-term Equity Incentive Program

     Our stock option program rewards our named executive officers for achievement of our long-term financial success as measured by our stock price. As such, it aligns the financial interests of our named executive officers with our stockholders and rewards our named executive officers for increased stockholder value. We grant stock options with ten-year terms that vest ratably over a five-year period. This long-term vesting schedule provides continued motivation and rewards executives in line with our stockholders over the vesting period. Moreover, we generally provide for periodic option grants to ensure that vesting periods will overlap and continue to provide incentive and motivation over the longer term. We also believe that stock options continue to provide long-term shareholder value beyond the vesting dates because of the continued upside financial potential for executives and the fact that stock options can be retained beyond the vesting date without adverse tax consequences to the executive. Because of the five-year vesting schedule, we also regard our stock option program as a significant factor in retaining our named executive officers.

     Stock Option Awards Granted in 2006. In determining which named executive officers will receive option awards and the size of these awards our Compensation Committee makes reasoned subjective determinations based upon the prior performance of the named executive officers, the importance of retaining their services, and the potential for their performance to help us attain our long-term goals. There is no set formula for the granting of awards to individual named executive officers. During fiscal year 2006, the named executive officers received stock options to acquire an aggregate of 155,000 shares or 44% of the total options granted in fiscal 2006.

     Timing of Option Grants. Stock option awards to our named executive officers, other than our Chief Executive Officer, are typically granted annually by our Compensation Committee based on the recommendations of our Chief Executive Officer and Chairman of the Board. Stock option awards to our Chief Executive Officer are granted annually based on the recommendations of our Chairman of the Board. In past years, options were granted in February following the announcement of our annual results. In 2006 we amended our 2002 Stock Option Plan to increase the number of shares available for issuance thereunder and submitted the plan to our stockholders at the Annual Meeting of Stockholders in May of 2006. Because of this, the option awards for 2006 were granted on July 28, 2006 following the 2006 Annual Meeting of Stockholders and the release of the second quarter earnings.

Other Compensation

     The other compensation provided to our named executive officers is composed of the Company’s matching contribution to the Mueller Industries, Inc. 401(k) Plan (except for Messrs. Karp and Donovan) and various perquisites. The perquisites we provided in fiscal 2006 were as follows: Estate and tax planning, certain club memberships, and tickets to entertainment venues, personal use of our company airplane and company boat.

     Estate and tax planning is provided to certain named executive officers to complement our various compensation elements for the purpose of ensuring they maximize the value of the long-term equity incentive particularly as it relates to understanding the tax complexity of such benefits. We provide certain club memberships in part to facilitate networking with and entertainment of our business clients. Because of the nature of such memberships, our named executive officers gain some personal benefits. We maintain a company-owned airplane primarily to provide efficient transportation to our named executive officers for business travel. From time to time, when our plane is not being used for business purposes, we allow certain named executive officers to use the plane for personal travel. We also maintain a company-owned boat and hold season tickets to certain sports venues. Our boat is primarily for the purpose of entertaining business clients. From time to time, when our boat is not being used for business reasons, we allow our Chief Executive Officer to use our boat for personal reasons. Our season tickets are used to entertain customers and are also occasionally shared among our employees. We view our perquisites as an added element of our executive compensation program designed to attract, retain and reward our named executive officers.

Post-Employment and Change in Control Compensation

     We provide employment agreements as a reward for achieving a certain level of seniority and accomplishments based on a subjective determination of the executive’s past service and current responsibilities. We believe that providing employment agreements at the top executive level is generally in line with market practice and allows us to be competitive and retain our top executives. We have entered into employment contracts with Messrs. Karp, O’Hagan, McKee and Christopher. In the event that one of these executives resigns for Good Reason, as defined in the employment agreement, or is terminated without Cause, as defined in the employment agreement, the executive will be entitled to receive his then current base salary and a bonus equal to the average annual bonus actually paid in the immediately preceding three years for the remainder of the term of the agreement, and all unvested stock option awards will immediately vest. In addition, following any such termination, (i) Mr. Karp will be entitled to participate in our health and medical benefit plans, and will be entitled to the use of an office and secretarial services in New York City for the remainder of the term of the agreement and (ii) Messrs. McKee and Christopher will be entitled to participate in our health and medical benefit plans until they reach the age of 65. In the event of a change in control, as defined in the employment agreements, the executives may resign within six months following such event and they will be entitled to the same payments as discussed above but the payments will be made in a lump sum within 30 days following such termination. We provide this ability to resign following a change in control as an added incentive and reward for the executives to remain employed through the consummation of the change in control and to ensure the completion of such event which should ultimately deliver value to our stockholders. Our employment agreement with Mr. Christopher also provides us with a certain level of protection against competition and solicitation of customers and employees if he terminates employment with us. In the event that any Payment (as defined in the employment agreements) would be subject to the excise tax imposed by the “Golden Parachute” regulations under the Internal Revenue Code, Messrs. Karp, O’Hagan, McKee and Christopher would be entitled to a gross-up payment from the Company to cover such taxes.

     We have also entered into Consulting and Non-Compete Agreements with Messrs. Karp and O’Hagan, which will become effective upon the earliest of (i) January 1, 2008 (but only with respect to Mr. Karp’s Consulting Agreement), (ii) termination of their employment by us without cause, (iii) termination by the executive for Good Reason or (iv) termination within six months following a change in control. The Agreements provide for the consulting services of these executives for a period of six years following their termination of employment. The executives are also prohibited from competing with us during this period. During the consulting and non-compete periods, Messrs. Karp and O’Hagan will each be entitled to receive an annual consulting fee equal to (i) two-thirds of their respective Final Base Compensation for the first four years of such periods and one-third of their respective Final Base Compensation for the last two years of such periods. The Final Base Compensation for Messrs. Karp and O’Hagan is the lesser of (i) their respective highest annual cash compensation (consisting of base salary and annual bonus) during the last three years of their employment with us or (ii) $2,000,000. In addition, they will be entitled to participate in the same health, major medical, hospitalization and dental insurance coverage as is generally available to the executive officers of the Company from time to time during their consulting and non-compete periods. We will also provide Messrs. Karp and O’Hagan with the same office space provided under their respective Employment Agreements (or such other comparable office space anywhere in the United States designated by and acceptable to them) and secretarial services and they will continue to have access to our private airplane on the same basis available to them while employed with us, provided they reimburse us for any personal use of such airplane. The purpose of these agreements is to provide us with protection against competition from these executives and a transition period following their termination of employment during which they will continue to provide limited services and be available for consultation with respect to their unique industry and Company specific knowledge as needed to allow a smooth transition with their successors and minimize, to the extent possible, any succession difficulties. As with the employment agreements described in the preceding paragraph, these consulting agreements provide for gross-up payments in the event that payments under them would be subject to the excise tax imposed by the “Golden Parachute” regulations under the Internal Revenue Code.

SUMMARY COMPENSATION TABLE FOR 2006

					Non-Equity	Change
				Option	Incentive Plan	in	All Other
	Year	Salary	Bonus	Awards	Compensation	Pension	Compensation		Total
Name and Principal Position (a)	(b)	($)(c)	($)(d)	($)(f)(7)	($)(g)	($)(h)	($)(i)		($)(j)
Harvey L. Karp	2006	$1,381,488	—	—	$2,500,000	—	$51,065	(2)	$3,932,553
Chairman of the Board
William D. O’Hagan	2006	$745,280	—	$1,248,580	$1,490,560	—	$111,028	(3)	$3,595,448
President and Chief
Executive Officer
Kent A. McKee	2006	$270,107	—	$355,475	$644,880	—	$15,762	(4)	$1,286,224
Executive Vice President and
Chief Financial Officer
Gregory L. Christopher	2006	$257,500	—	$282,392	$614,781	—	$31,012	(5)	$1,185,685
President-Standard Products
Patrick W. Donovan	2006	$307,759	—	—	$400,778	—	$21,695	(6)	$730,232
President-European
Operations (1)
____________________

(1)	Compensation paid in pounds sterling (“GBP”), converted at an average exchange rate of 1.83309 Dollars per GBP during 2006.

(2)	Includes $28,169 of club memberships plus other perquisites consisting of a car allowance, personal use of the Company’s aircraft, and sporting event tickets.

(3)	Includes $80,375 for personal use of the Company’s aircraft plus other perquisites consisting of a car allowance, matching contribution to the Company’s 401(K) Plan, personal tax and estate planning, personal use of the Company’s boat, and club membership. The calculation of the cost for personal use of company aircraft includes only those variable costs incurred as a result of personal flight activity and excludes non-variable costs, such as pilots’ salaries, purchase costs of the aircraft and non trip-related hangar expenses which would have been incurred regardless of whether there was any personal use of the aircraft.

(4)	Includes matching contribution to the Company’s 401(K) Plan, personal tax and estate planning, and club membership.

(5)	Includes reimbursement for income tax gross-up of $1,071 plus other perquisites consisting of matching contribution to the Company’s 401(K) Plan, personal tax and estate planning, personal use of the Company’s aircraft, and club membership.

(6)	Includes car allowance, vehicle fuel and maintenance, and health insurance.

(7)	For information regarding the key assumptions used in determining the fair value of options granted, see Note 12 - Stock-Based Compensation to the Company’s Consolidated Financial Statements filed with its Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

     Salaries paid to our named executives are set forth in the 2006 Summary Compensation Table. For 2006, salaries paid to our named executives accounted for the following percentages of their total compensation: Mr. Karp (35.1%), Mr. O’Hagan (20.7%), Mr. McKee (21.0%), Mr. Christopher (21.7%), and Mr. Donovan (42.1%).

2006 GRANTS OF PLAN BASED AWARDS TABLE

		Estimated Possible Payouts
		Under Non-Equity Incentive			All Other
		Plan Awards (2)			Option
					Awards:	Exercise or	Closing
					Number of	Base Price	Price of
					Securities	of Option	Stock on	Grant Date
					Underlying	Awards	Grant	Fair Value
	Grant Date	Threshold	Target	Maximum	Options(#)	($/Sh)	Date	of Option
Name (a)	(b)	($)(c)	($)(d)	($)(e)	(j)	(k)(1)	($/Sh)	Awards ($)(l)
Harvey L. Karp		N/A(3)	N/A	$2,500,000	—	—	—	—
William D. O’Hagan	07/28/2006	—	—	—	100,000	$35.05	$35.50	$1,169,290
		N/A(3)	N/A	$1,490,560	—	—	—	—
Kent A. McKee	07/28/2006	—	—	—	25,000	$35.05	$35.50	$292,323
		N/A(3)	$337,634	N/A	—	—	—	—
Gregory L. Christopher	07/28/2006	—	—	—	30,000	$35.05	$35.50	$350,787
		N/A(3)	$321,875	N/A	—	—	—	—
Patrick W. Donovan		N/A(3)	$288,546	$432,819	—	—	—	—
____________________

(1)	The per share exercise price of the options was set at the fair market value of our Common Stock on the grant date, which under the terms of our 2002 Stock Incentive Plan is the mean between the highest and lowest sale prices of our Common Stock reported on the NYSE on the date immediately prior to the grant date. The options will vest and become exercisable at the rate of 20% of the underlying Common Stock per year on each of the first five anniversaries of the grant date and will expire on the tenth anniversary of the grant date.

(2)	Messrs. Karp and O’Hagan received cash bonus awards under our Annual Bonus Plan based on our exceeding an EBITDA target of $150,000,000. Messrs. McKee, Christopher and Donovan received cash bonus awards under our 2006 Annual Incentive Plan. See our discussion of the Annual Bonus Plan and the 2006 Incentive Plan under the heading “Compensation Discussion and Analysis-Annual Bonus Compensation” above for a more thorough discussion of these plans.

(3)	Because of the nature of the formulas for determining bonus compensation under both the Annual Bonus Plan and the 2006 Annual Incentive Plan, there are no threshold amounts. There are also no target amounts under the Annual Bonus Plan and no maximum under the 2006 Annual Incentive Plan except for Mr. Donovan.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option
		Options	Options	Exercise	Option
		(#)	(#)	Price	Expiration
		Exercisable	Unexercisable	($/Sh)	Date
Name (a)	Grant Date	(b)	(c)(1)	(e)	(f)
Harvey L. Karp		—	—	—	—
William D. O’Hagan	02/13/2002	124,488	31,122	$20.40	02/13/2012
	02/13/2003	93,366	62,244	$16.13	02/13/2013
	02/10/2004	62,244	93,366	$20.72	02/10/2014
	02/23/2005	20,000	80,000	$31.22	02/23/2015
	07/28/2006	—	100,000	$35.05	07/28/2016
Kent A. McKee	10/29/1998	1,083	—	$14.07	10/29/2008
	12/13/1999	11,670	—	$22.09	12/13/2009
	12/21/2000	11,670	—	$15.20	12/21/2010
	11/06/2001	15,561	—	$18.70	11/06/2011
	02/13/2002	15,561	3,890	$20.40	02/13/2012
	02/10/2003	18,673	12,449	$16.62	02/10/2013
	02/10/2004	15,561	23,341	$20.72	02/10/2014
	02/23/2005	5,000	20,000	$31.22	02/23/2015
	12/28/2005	9,000	36,000	$28.04	12/28/2015
	07/28/2006	—	25,000	$35.05	07/28/2016
Gregory L. Christopher	11/13/1997	387	—	$15.02	11/13/2007
	10/29/1998	15,561	—	$14.07	10/29/2008
	12/13/1999	15,561	—	$22.09	12/13/2009
	12/21/2000	7,780	—	$15.20	12/21/2010
	11/06/2001	7,780	—	$18.70	11/06/2011
	02/13/2002	12,448	3,113	$20.40	02/13/2012
	02/10/2003	11,670	7,781	$16.62	02/10/2013
	02/10/2004	12,448	18,674	$20.72	02/10/2014
	02/23/2005	4,000	16,000	$31.22	02/23/2015
	12/28/2005	9,000	36,000	$28.04	12/28/2015
	07/28/2006	—	30,000	$35.05	07/28/2016
Patrick W. Donovan		—	—	—	—

____________________

(1)	All of these options will vest and become exercisable with respect to the underlying shares at the rate of 20% per year on the first five anniversaries of their respective dates of grant.

2006 OPTION EXERCISES

Option Awards
	Number	Value
	of Shares	Realized
	Acquired on	on
	Exercise	Exercise
Name (a)	(#)(b)	($)(c)
Harvey L. Karp	—	—
William D. O’Hagan	—	—
Kent A. McKee	—	—
Gregory L. Christopher	22,953	$424,577
Patrick W. Donovan	—	—

Employment Agreements

     We have entered into employment agreements with Messrs. Karp, O’Hagan, McKee and Christopher.

     Effective as of June 21, 2004, and in connection with the execution of the Karp Consulting Agreement discussed below, we amended Harvey L. Karp’s then existing Amended and Restated Employment Agreement to eliminate the three-year rolling term, which was automatically extended so that the unexpired term on any date was always three years, and replace it with a fixed term which expires on December 31, 2007. Beginning on January 1, 2008 (or earlier, if Mr. Karp’s employment is terminated without Cause, for Good Reason, or upon a Change in Control, as discussed below), Mr. Karp will serve as a consultant to the Company. Effective as of May 5, 2005, in connection with the approval of the Mueller Industries, Inc. Annual Bonus Plan (the “Annual Bonus Plan”) by our stockholders, we further amended Mr. Karp’s then existing Amended and Restated Employment Agreement (as amended, the “Karp Employment Agreement”) to replace payment of a discretionary cash bonus to Mr. Karp with participation in the Annual Bonus Plan. The Karp Employment Agreement provides for Mr. Karp to serve as Chairman of the Board of Directors of the Company. Under the terms of the Karp Employment Agreement, Mr. Karp is to receive (i) an annual base salary of at least $606,373 (to be adjusted upward annually at a rate at least commensurate with increases granted to other key executives) and (ii) a performance-based cash bonus under the terms and conditions of the Annual Bonus Plan. Mr. Karp is also entitled to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

     Under the terms of the Karp Employment Agreement, Mr. Karp’s employment may be terminated by the Company without Cause (as defined in the Karp Employment Agreement) or by Mr. Karp for Good Reason (as defined in the Karp Employment Agreement) upon appropriate written notice. In either such event, Mr. Karp will continue to receive his then-current base salary as if his employment had continued for the remainder of the then-current term and an annual bonus for the remainder of the then-current term equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. Karp will immediately vest and become exercisable and Mr. Karp will continue to participate in our health plans and programs at our expense and we will furnish Mr. Karp with an office in New York City and a secretary for the remainder of such term.

     Mr. Karp may resign voluntarily without Good Reason upon appropriate written notice. In such event, Mr. Karp will be entitled to receive any accrued but unpaid base salary and, at the Company’s discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. Karp’s employment for Cause (as defined in the Karp Employment Agreement) upon appropriate written notice. In such event, Mr. Karp will forfeit all existing Company stock options, but such options shall remain exercisable for the 30-day period following Mr. Karp’s receipt of the written notice. In addition, if Mr. Karp’s employment is terminated for Cause or if Mr. Karp voluntarily resigns for any reason other than Good Reason, his right to receive his base salary, bonus and any other compensation and benefits to which he would otherwise be entitled under the Karp Employment Agreement shall be forfeited as of the date of termination. Mr. Karp may terminate his employment for any reason within six months following a Change in Control (as defined in the Karp Employment Agreement). In such event, the Company will pay to Mr. Karp a lump sum amount equal to (i) his then-current base salary multiplied by the number of full and partial years remaining in the term of the Karp Employment Agreement and (ii) his average annual bonus for the three calendar years immediately preceding the date of termination multiplied by the number of full and partial years remaining in the term of the Karp Employment Agreement. In addition, all outstanding unvested options then held by Mr. Karp shall become immediately exercisable. In the event that any Payment (as defined in the Karp Employment Agreement) would be subject to the excise tax imposed by the “Golden Parachute” regulations under the Code, Mr. Karp would be entitled to a gross-up payment from the Company to cover such taxes.

     Effective as of May 12, 2000, the Company amended William D. O’Hagan’s then-existing Amended and Restated Employment Agreement and, effective as of May 5, 2005, in connection with the approval of the Annual Bonus Plan by the Company’s stockholders, the Company further amended Mr. O’Hagan’s then existing Amended and Restated Employment Agreement (as amended, the “O’Hagan Employment Agreement”) to replace the payment of a discretionary cash bonus to Mr. O’Hagan with participation in the Annual Bonus Plan. The O’Hagan Employment Agreement provides for Mr. O’Hagan to serve as President and Chief Executive Officer of the Company for a rolling three-year term, which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term (the “O’Hagan Employment Period”). Under the terms of the O’Hagan Employment Agreement, Mr. O’Hagan is to receive (i) an annual base salary of at least $413,430 (to be adjusted upward annually at a rate at least commensurate with increases granted to other key executives) and (ii) a performance-based cash bonus under the terms and conditions of the Annual Bonus Plan. Mr. O’Hagan is also entitled to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

     Under the terms of the O’Hagan Employment Agreement, Mr. O’Hagan’s employment may be terminated by the Company without Cause (as defined in the O’Hagan Employment Agreement) or by Mr. O’Hagan for Good Reason (as defined in the O’Hagan Employment Agreement) upon appropriate written notice. In either such event, Mr. O’Hagan will continue to receive his then-current base salary as if his employment had continued for the remainder of the O’Hagan Employment Period and an annual bonus for the remainder of the O’Hagan Employment Period equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. O’Hagan will immediately vest and become exercisable.

     Mr. O’Hagan may resign voluntarily without Good Reason upon appropriate written notice. In such event, Mr. O’Hagan will be entitled to receive any accrued but unpaid base salary and, at the Company’s discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. O’Hagan’s employment for Cause (as defined in the O’Hagan Employment Agreement) upon appropriate written notice. In such event, Mr. O’Hagan will forfeit all Company stock options granted to him on November 4, 1993, but such options shall remain exercisable for the 30-day period following Mr. O’Hagan’s receipt of the written notice. In addition, if Mr. O’Hagan’s employment is terminated for Cause or if Mr. O’Hagan voluntarily resigns for any reason other than Good Reason, his right to receive his base salary, bonus and any other compensation and benefits to which he would otherwise be entitled under the O’Hagan Employment Agreement shall be forfeited as of the date of termination. Mr. O’Hagan may terminate his employment for any reason within six months following a Change in Control (as defined in the O’Hagan Employment Agreement). In such event, the Company will pay to Mr. O’Hagan a lump sum amount equal to (i) his then current base salary multiplied by the number of years (including partial years) then remaining in the O’Hagan Employment Period and (ii) his average annual bonus for the three calendar years immediately preceding the date of termination multiplied by the number of years (including partial years) then remaining in the O’Hagan Employment Period. In addition, all remaining unvested options previously granted to Mr. O’Hagan shall become immediately exercisable. In the event that any Payment (as defined in the O’Hagan Employment Agreement) would be subject to the excise tax imposed by the “Golden Parachute” regulations under the Code, Mr. O’Hagan would be entitled to a gross-up payment from the Company to cover such taxes.

     On June 21, 2004, the Company entered into consulting and non-compete agreements with Messrs. Karp and O’Hagan to provide for post-employment consulting services to the Company (the “Karp Consulting Agreement” and the “O’Hagan Consulting Agreement,” respectively, and collectively, the “Consulting Agreements”).

     The consulting period under the Karp Consulting Agreement will begin on the earliest of (i) January 1, 2008, (ii) the termination of Mr. Karp’s employment by the Company without Cause (as defined in the Karp Employment Agreement), (iii) the termination of Mr. Karp’s employment upon a Change in Control (as defined in the Karp Employment Agreement) or (iv) the resignation of Mr. Karp for Good Reason (as defined in the Karp Employment Agreement), and will end on the sixth anniversary of such commencement.

     The consulting period under the O’Hagan Consulting Agreement will begin on the earliest of (i) the termination of Mr. O’Hagan’s employment by the Company without Cause (as defined in the O’Hagan Employment Agreement), (ii) the termination of Mr. O’Hagan’s employment upon a Change in Control (as defined in the O’Hagan Employment Agreement) or (iii) the resignation of Mr. O’Hagan for Good Reason (as defined in the O’Hagan Employment Agreement), and will end on the sixth anniversary of such commencement.

     During their respective consulting periods, Messrs. Karp and O’Hagan will serve as independent consultants and advisors to the Company on matters within their respective areas of expertise and for which they had responsibility during their employment with the Company, provided that neither will have to devote more than twenty hours per month during the first four years of their consulting period nor more than ten hours per month during the last two years of their consulting period. During the respective term of the Consulting Agreements, each executive agrees not to engage in Competitive Activity (as defined in the Consulting Agreements).

     As compensation, Messrs. Karp and O’Hagan will each be entitled to receive an annual consulting fee equal to (i) two thirds of their respective Final Base Compensation for the first four years of their consulting periods and one-third of their respective Final Base Compensation for the last two years of their consulting periods. The Final Base Compensation for Messrs. Karp and O’Hagan is the lesser of (i) their respective highest annual cash compensation (consisting of base salary and annual bonus) during the last three years of their employment with the Company or (ii) $2,000,000. In addition, they will be entitled to participate in the same health, major medical, hospitalization and dental insurance coverage as is generally available to the executive officers of the Company from time to time during their consulting periods. The Company will also provide Messrs. Karp and O’Hagan with the same office space provided under their respective Employment Agreements (or such other comparable office space anywhere in the United States designated by and acceptable to them) and secretarial services. During the consulting period, they will continue to have access to the Company’s private airplane on the same basis available to them while employed with the Company, provided they reimburse the Company for any personal use of such airplane.

     In the event that during the consulting period their respective consulting relationships are terminated by the Company without Cause (as defined in the Consulting Agreements) or Messrs. Karp or O’Hagan terminate their consulting relationship for Good Reason (as defined in the Consulting Agreements), the Company is required to make a lump sum severance payment equal to the balance of all amounts that would have been payable under their respective Consulting Agreement for the remainder of their respective consulting period. Such lump sum amount will be discounted for present value. In addition, in such event, the Company will continue to provide the benefits (such as health insurance) that would have been provided under their respective Consulting Agreement for the remainder of their respective consulting period. In the event that any Payment (as defined in the Consulting Agreements) would be subject to the excise tax imposed by the “Golden Parachute” regulations under the Code, Messrs. Karp and O’Hagan would be entitled to a gross-up payment from the Company to cover such taxes.

     Effective as of October 17, 2002, the Company entered into an employment agreement with Kent A. McKee, the Company’s Executive Vice President and Chief Financial Officer (the “McKee Employment Agreement”). The McKee Employment Agreement provides for Mr. McKee to serve as Vice President and Chief Financial Officer of the Company (Mr. McKee was subsequently appointed Executive Vice President on October 13, 2005) for a rolling three-year term, which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term (the “McKee Employment Period”). Under the terms of the McKee Employment Agreement, Mr. McKee is to receive (i) an annual base salary of $240,000 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives) and (ii) a discretionary cash incentive bonus consistent with the executive bonus program which the Company establishes for other key executives. In addition, Mr. McKee is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

     Under the terms of the McKee Employment Agreement, Mr. McKee’s employment may be terminated by the Company without Cause (as defined in the McKee Employment Agreement) or by Mr. McKee for Good Reason (as defined in the McKee Employment Agreement) upon appropriate written notice. In either such event, Mr. McKee will continue to receive his then-current base salary as if his employment had continued for the remainder of the McKee Employment Period and an annual bonus for the remainder of the McKee Employment Period equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. McKee will immediately vest and become exercisable and Mr. McKee will continue to participate in the Company’s health plans and programs at the Company’s expense until he reaches age 65. In the event that any Payment (as defined in the McKee Employment Agreement) would be subject to the excise tax imposed by the “Golden Parachute” regulations under the Code, Mr. McKee would be entitled to a gross-up payment from the Company to cover such taxes.

     Mr. McKee may resign voluntarily without Good Reason upon appropriate written notice to the Company. In such event, Mr. McKee will be entitled to receive any accrued but unpaid base salary and, at the Company’s discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. McKee’s employment for Cause (as defined in the McKee Employment Agreement) upon appropriate written notice. If Mr. McKee’s employment is terminated for Cause or if Mr. McKee voluntarily resigns for any reason other than Good Reason, his right to receive his base salary, bonus and any other compensation and benefits to which he would otherwise be entitled under the McKee Employment Agreement shall be forfeited as of the date of termination. Mr. McKee may terminate his employment for any reason within six months following a Change in Control (as defined in the McKee Employment Agreement). In such event, the Company will pay to Mr. McKee a lump sum amount equal to (i) his then current base salary multiplied by the number of years (including partial years) then remaining in the McKee Employment Period and (ii) his average annual bonus for the three calendar years immediately preceding the date of termination multiplied by the number of years (including partial years) then remaining in the McKee Employment Period. In addition, all remaining unvested options previously granted to Mr. McKee shall become immediately exercisable.

     Effective as of November 9, 2006, the Company entered into an employment agreement with Gregory L. Christopher (the “Christopher Employment Agreement”). The Christopher Employment Agreement provides for Mr. Christopher to serve as the President of the Standard Products Division of the Company for a rolling three-year term, which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term (the “Christopher Employment Period”). Under the terms of the Christopher Employment Agreement, Mr. Christopher is to receive (i) an annual base salary of $257,500 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives) and (ii) a discretionary cash incentive bonus consistent with the executive bonus program which the Company establishes for other key executives. In addition, Mr. Christopher is to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate.

     Under the terms of the Christopher Employment Agreement, Mr. Christopher’s employment may be terminated by the Company without Cause (as defined in the Christopher Employment Agreement) or by Mr. Christopher for Good Reason (as defined in the Christopher Employment Agreement) upon appropriate written notice. In either such event, Mr. Christopher will continue to receive his then-current base salary as if his employment had continued for the remainder of the Christopher Employment Period and an annual bonus for the remainder of the Christopher Employment Period equal to the average bonus for the three calendar years immediately preceding the written notice of termination. In addition, all outstanding unvested Company stock options then held by Mr. Christopher will immediately vest and become exercisable and Mr. Christopher will continue to participate in the Company’s health plans and programs at the Company’s expense until he reaches age 65. In the event that any Payment (as defined in the Christopher Employment Agreement) would be subject to the excise tax imposed by the “Golden Parachute” regulations under the Code, Mr. Christopher would be entitled to a gross-up payment from the Company to cover such taxes.

     Mr. Christopher may resign voluntarily without Good Reason upon appropriate written notice to the Company. In such event, Mr. Christopher will be entitled to receive any accrued but unpaid base salary and, at the Company’s discretion, a bonus for the calendar year in which his resignation without Good Reason occurs. The Company may terminate Mr. Christopher’s employment for Cause (as defined in the Christopher Employment Agreement) upon appropriate written notice. If Mr. Christopher’s employment is terminated for Cause or if Mr. Christopher voluntarily resigns for any reason other than Good Reason, his right to receive his base salary, bonus and any other compensation and benefits to which he would otherwise be entitled under the Christopher Employment Agreement shall be forfeited as of the date of termination. Mr. Christopher may terminate his employment for any reason within six months following a Change in Control (as defined in the Christopher Employment Agreement). In such event, the Company will pay to Mr. Christopher a lump sum amount equal to (i) his then current base salary multiplied by the number of years (including partial years) then remaining in the Christopher Employment Period and (ii) his average annual bonus for the three calendar years immediately preceding the date of termination multiplied by the number of years (including partial years) then remaining in the Christopher Employment Period. In addition, all remaining unvested options previously granted to Mr. Christopher shall become immediately exercisable.

     During the term of employment and ending on the 18-month anniversary following any termination of employment, Mr. Christopher will be subject to non-competition and non-solicitation covenants. Generally, the non-competition covenant prevents Mr. Christopher from engaging in activities that are competitive with the business of the Company in any geographic area in which the Company does business and the non-solicitation covenant prevents Mr. Christopher from soliciting or hiring any person who was a full-time employee of the Company during the 24-month period preceding the termination of his employment. The Christopher Employment Agreement also contains standard confidentiality provisions.

     The Company does not have any other employment agreements with Named Officers. Except as set forth above, the Company has no compensatory plan or arrangement with respect to any named executive officer which would result in severance or Change in Control payments in excess of $100,000.

POTENTIAL PAYMENTS UNDER EMPLOYMENT AND CONSULTING
AGREEMENTS AS OF THE END OF 2006

	Termination Without Cause				Change in Control
			Intrinsic				Intrinsic
			Value				Value
	Salary &		of Stock	Consulting	Salary &		of Stock	Consulting
	Bonus	Benefits	Options	Agreement	Bonus	Benefits	Options	Agreement
Name (a)	($)(b)	($)(c)(1)	($)(d)(2)	($)(e)(3)	($)(f)(4)	($)(g)(1)	($)(h)(2)	($)(i)(5)
Harvey L. Karp	$ 8,290,890	$27,078	—	$ 6,666,667	$ 8,290,890	$27,078	—	$ 5,825,931
William D. O’Hagan	$ 7,128,972	$66,870	$2,384,470	$ 6,666,667	$ 7,128,972	$66,870	$2,384,470	$ 5,825,931
Kent A. McKee	$ 2,135,795	$303,299	$629,429	—	$ 2,751,085	$303,299	$629,429	—
Gregory L. Christopher	$ 1,928,441	$319,262	$497,062	—	$ 2,474,954	$319,262	$497,062	—
Patrick W. Donovan	—	—	—	—	—	—	—	—
____________________

(1)	Health care benefits for the entire term, quantified as current premiums charged to COBRA participants.

(2)	Represents the intrinsic value of stock options where vesting is accelerated upon termination of employment based upon the closing price of the Company’s Common Stock on December 29, 2006 of $31.70.

(3)	In the event of termination of employment, payments under the consulting agreements are $1,333,333 annually for the first four years subsequent to termination and $666,667 annually for the fifth and sixth years subsequent to termination.

(4)	Includes gross-up for certain taxes, where applicable.

(5)	In the event of a change of control, the consulting agreements provide for lump sum payments, discounted using the federal funds rate.

2006 DIRECTOR COMPENSATION

Change in
Pension
Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name (a)	($)(b)	($)(c)	($)(d)(1)	($)(e)	(f)	($)(g)	($)(h)
Alexander P. Federbush	$ 55,750	—	$ 16,322	—	—	—	$ 72,072
Gennaro J. Fulvio	$ 63,750	—	$ 16,322	—	—	—	$ 80,072
Gary S. Gladstein	$ 54,750	—	$ 16,322	—	—	—	$ 71,072
Terry Hermanson	$ 60,000	—	$ 16,322	—	—	—	$ 76,322
Robert B. Hodes	$ 49,000	—	$ 16,322	—	—	—	$ 65,322

____________________

(1)	On May 4, 2006 each director was granted options to purchase 2,000 shares of the Company’s Common Stock. The grant date fair value of each option is $8.16, computed under the provisions of SFAS No. 123(R).

     From January 1, 2006 through December 30, 2006, directors of the Company who were not employed by the Company received an annual fee for serving on the Company’s Board of Directors of $45,000, plus a fee of $1,000 per Board and $750 per Audit, Compensation or Nominating and Corporate Governance Committee meeting attended by such director, plus reimbursement for such director’s expenses incurred in connection with any such Board or Committee meeting, and each Committee fee was paid whether or not such committee meeting was held in conjunction with a Board of Directors meeting. In addition, the Chairman of the Audit Committee received an annual fee of $5,000 while the Chairman of each of the Audit, Compensation and Nominating and Corporate Governance Committees received an annual fee of $3,500.

     Under the Company’s 1994 Non-Employee Director Stock Option Plan, each member of the Company’s Board of Directors who is neither an employee nor an officer of the Company is automatically granted each year on the date of the Company’s Annual Meeting of Stockholders, without further action by the Board, an option to purchase 2,000 shares of Common Stock at the fair market value of the Common Stock on the date the option is granted. As of March 8, 2007, options to purchase 51,120 shares of Common Stock were outstanding under the Company’s 1994 Non-Employee Director Stock Option Plan.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS(1)

     The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committee). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services provided by the independent auditors with the auditor’s independence.

     The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006 for filing with the SEC. The Audit Committee and the Board has re-appointed, subject to shareholder approval, Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 29, 2007.

     The Audit Committee is governed by a formal charter, attached as Annex A, which can be accessed from the Company’s website at www.muellerindustries. com or may be requested in print by any shareholder. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the NYSE listing standards and Rule 10A-3 of the Exchange Act.

Gennaro J. Fulvio, Chairman
Gary S. Gladstein
Terry Hermanson

____________________

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
     ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.

Terry Hermanson, Chairman Alexander P. Federbush Gennaro J. Fulvio

EQUITY COMPENSATION PLAN INFORMATION

     The following table discloses information as adjusted for the Special Dividend regarding the securities to be issued and the securities remaining available for issuance under the Company’s stock-based incentive plans as of December 30, 2006 (shares in thousands):

	(a)	(b)	(c)
Number of
securities
remaining
	Number of	Weighted	available for
	securities to	average	future issuance
	be issued upon	exercise price	under equity
	exercise of	of outstanding	compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected
Plan Category	and rights	rights	in column (a))
Equity compensation plans approved by
security holders	1,401	$ 25.95	818
Equity compensation plans not approved
by security holders	311	$ 18.29	—
Total	1,712	$ 24.56	818

Arrangements Not Approved by Security Holders

     On February 13, 2002, Mr. O’Hagan was granted an option to acquire 100,000 shares of Common Stock at an exercise price of $31.75 per share (subsequent to the grant on October 26, 2004, the option grant was modified to equitably adjust for the Special Dividend to 155,610 shares of Common Stock at an exercise price of $20.40 per share) and on February 13, 2003, Mr. O’Hagan was granted an option to acquire 100,000 shares of Common Stock at an exercise price of $25.10 per share (subsequent to the grant on October 26, 2004, the option grant was modified to adjust equitably for the Special Dividend to 155,610 shares of Common Stock at an exercise price of $16.13 per share) (collectively, the “O’Hagan Treasury Options”). Each of the O’Hagan Treasury Options has a term of ten years, subject to earlier expiration upon termination of employment, and vests ratably over a five-year period from the date of the grant, except that if there is a Change in Control (as defined in the O’Hagan Employment Agreement), all of the O’Hagan Treasury Options will become immediately exercisable on the later to occur of (i) the day Mr. O’Hagan notifies the Company he is terminating his employment with the

Company as a result of said change and (ii) ten days prior to the date Mr. O’Hagan’s employment with the Company is terminated by the Company. In addition, all outstanding unvested O’Hagan Treasury Options will immediately vest and become exercisable if Mr. O’Hagan’s employment is terminated by the Company without Cause (as defined in the O’Hagan Employment Agreement) or by Mr. O’Hagan for Good Reason (as defined in the O’Hagan Employment Agreement). The O’Hagan Treasury Options may only be exercised for shares of Common Stock held in treasury by the Company.

     For information regarding the Special Dividend, see “Voting Securities.”

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     Ernst & Young LLP (“E&Y”) has been reappointed by the Audit Committee to audit and certify the Company’s financial statements for the fiscal year ending December 29, 2007, subject to ratification by the Company’s stockholders. If the appointment of E&Y is not ratified by the stockholders at the Annual Meeting, the Audit Committee will reconsider its action and will appoint auditors for the 2007 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Audit Committee may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders. It is expected that representatives of E&Y will be in attendance at the Annual Meeting and will be available to answer questions and to make a statement if they desire to do so.

     The following table sets forth fees for professional services rendered by E&Y for the audit of the Company’s annual financial statements for each of the two fiscal years ended December 30, 2006 and December 31, 2005 and fees for other services rendered by E&Y during those periods:

	2006	2005
Audit Fees	$1,736,075	$1,718,199
Audit-Related Fees	143,757	144,000
Tax Fees	532,545	212,808
All Other Fees	3,500	3,500
	$2,415,877	$2,078,507

     Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by E&Y in connection with statutory filings. In 2006 and 2005, Audit Fees also includes fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

     Audit-Related Fees include fees billed for (a) consultation on certain accounting matters, (b) employee benefit plans and (c) assistance in preparation of Section 404 reporting pursuant to the Sarbanes-Oxley Act of 2002.

     Tax Fees include fees billed for tax compliance, tax advice and tax planning matters.

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the services provided by the independent auditors during fiscal 2006 and 2005, respectively, under the categories Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL
TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS OF THE COMPANY.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
AND OTHER PROPOSALS FOR 2008 ANNUAL MEETING

     It is anticipated that the next Annual Meeting after the one scheduled for May 3, 2007 will be held on or about May 1, 2008. The Company’s Bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting to be held in 2008, no earlier than February 1, 2008 and no later than March 3, 2008. A copy of the applicable provisions of the Bylaws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

     Since the Company did not receive timely notice of any stockholder proposal for the Annual Meeting scheduled for May 3, 2007, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

     In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting to be held in 2008, such proposal must be received by the Secretary of the Company by November 28, 2007 in the form required under and subject to the other requirements of the applicable rules of the SEC. If the date of the Annual Meeting to be held in 2008 is changed to a date more than 30 days earlier or later than May 1, 2008, the Company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     If any matter not described herein should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by them as they deem appropriate. At the date of this Proxy Statement, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

     Based solely upon its review of Forms 3 and 4 received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2006 all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

OTHER INFORMATION

     Consolidated financial statements for the Company are included in the Annual Report to Stockholders for the year ended December 30, 2006 that accompanies this Proxy Statement. These financial statements are also on file with the SEC, 100 F Street, N.E., Washington, D.C. 20549 and with the NYSE. The Company’s SEC filings are also available at the Company’s website at www.muellerindustries.com or the SEC’s website at www.sec.gov.

     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED FOR THE YEAR ENDED DECEMBER 30, 2006 (EXCLUDING EXHIBITS) OR, AS NOTED HEREIN, ANY OF THE COMPANY’S BOARD COMMITTEE CHARTERS, CORPORATE GOVERNANCE GUIDELINES, OR CODE OF ETHICS WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO GARY C. WILKERSON, SECRETARY, MUELLER INDUSTRIES, INC., AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS (8285 TOURNAMENT DRIVE, SUITE 150, MEMPHIS, TENNESSEE 38125). UPON RECEIPT BY WRITING TO THE FOREGOING ADDRESS, THE COMPANY WILL ALSO FURNISH ANY OTHER EXHIBIT OF THE ANNUAL REPORT ON FORM 10-K UPON ADVANCE PAYMENT OF THE REASONABLE OUT-OF-POCKET EXPENSES OF THE COMPANY RELATED TO THE COMPANY’S FURNISHING OF SUCH EXHIBIT.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The SEC has enacted a rule that allows multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as “Householding.” Please note, if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:

  You agree to or do not object to the Householding of your materials,

  You have the same last name and exact address as another investor(s).

     If these conditions are met, and SEC regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.

     The “HOUSEHOLDING ELECTION,” which appears on the enclosed proxy card, provides a means for you to notify us whether or not you consent to participate in Householding. By marking “Yes” in the block provided, you will consent to participate in Householding. By marking “No,” you will withhold your consent to participate. If you do nothing, you will be deemed to have given your consent to participate. Your consent to Householding will be perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting ADP-ICS, either by calling toll-free at (800) 542-1061, or by writing to ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the Householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

By order of the Board of Directors

Gary C. Wilkerson
Corporate Secretary

Annex A

MUELLER INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Audit Committee”) of the Board of Directors of Mueller Industries, Inc. (the “Company”) is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities relating to (i) corporate accounting, disclosure and reporting practices and legal and regulatory compliance of the Company, (ii) the quality and integrity of the Company’s financial statements and (iii) the qualifications, independence and performance of the Company’s internal audit function and independent auditors.

Organization

The Audit Committee shall be comprised of not less than three members of the Board of Directors who shall meet the compensation, independence, experience, financial expertise and other requirements of the New York Stock Exchange (“NYSE”) and applicable federal and state securities laws and regulations. The members of the Audit Committee shall be appointed by the Board of Directors from time to time after considering the recommendation of the Company’s Nominating and Corporate Governance Committee and upon a determination by the Board of Directors that the nominees meet all required qualifications for Audit Committee membership. The members of the Audit Committee may be removed by the Board of Directors. The Nominating and Corporate Governance Committee will recommend to the Board of Directors, and the Board of Directors will designate, the Chairman of the Committee.

Committee Authority and Responsibilities

The Audit Committee will maintain flexible policies and procedures and meeting schedules, consistent with the requirements of this Charter and the Company’s by-laws, to enable the Audit Committee to react to changing circumstances and provide that the Company’s accounting, disclosure and reporting practices are in accordance with applicable legal and regulatory requirements. The Chairman of the Audit Committee may call meetings during the year as necessary, but shall call a meeting at least once each fiscal quarter.

The Committee will provide for free and open communication between the Committee and the Company’s directors, independent auditors, internal auditors and management.

Both the Company’s internal auditors and independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company’s shareholders.

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, evaluation and oversight of the work (including resolution of disagreements between management and the auditor regarding financial reporting) of the Company’s independent auditors for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole responsibility for engaging or terminating the relationship with the Company’s independent auditors and the independent auditors shall report directly to the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of fees and expenses to the independent auditors for the purpose of rendering an audit report.

The Audit Committee has authority to retain special legal, accounting or other consultants to advise the Audit Committee as the Audit Committee may determine appropriate. The Audit Committee may require any officer or employee of the Company or the Company’s legal counsel or independent auditors to attend Audit Committee meetings or to meet with any members of, or consultants to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of all fees and expenses to any advisors employed by the Audit Committee pursuant to its authority under this Charter or applicable law or regulations.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

To the extent not inconsistent with its obligations and responsibilities, the Audit Committee may form subcommittees and delegate authority hereunder as it deems appropriate.

The Audit Committee shall make regular reports to the Board of Directors.

In carrying out its duties and responsibilities, the Audit Committee shall:

  Review and assess the adequacy of this Charter annually and submit any recommended changes to the Board of Directors for approval, including changes necessary to satisfy any applicable requirements of the NYSE and any other legal or regulatory requirements.

  Appoint and engage independent auditors that meet NYSE and applicable securities law and regulatory requirements to audit the audited financial statements of the Company and its subsidiaries and the Company’s employees benefit plans.

  Review written statements from the independent auditors delineating all non-audit relationships between the independent auditors and the Company, review with the independent auditors the effect of any disclosed relationships or services on objectivity and independence of the independent auditors, take appropriate action to ensure the independence of the appointed independent auditors and approve the compensation arrangements and proxy statement disclosures of compensation, fees and expenses paid to the independent auditors.

  Receive and review, at least annually, a report by the independent auditors describing (i) the auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review , or peer review, of the independent auditors, or by any inquiry or investigation by a governmental or professional authority involving one or more independent audits carried out by the auditors in the preceding five years and any steps or procedures taken to deal with any such issues.

  Approve in advance, as a Committee of the whole or by delegation of authority to one or more members of the Committee, any permitted non-audit services performed by the Company’s independent auditors, including tax services, and cause such approval to be disclosed in the Company’s periodic filings as required by applicable regulations.

  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and other applicable laws and regulatory requirements relating to the conduct of the audit.

  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the upcoming year and the audit procedures to be used and at the conclusion of the year review such audit, including any comments or recommendations of the independent auditors.

  Review with the Company’s independent auditors, internal auditors, and financial and accounting personnel the adequacy and effectiveness of the internal controls and disclosure controls and procedures of the Company, and elicit any recommendations for the improvement of such internal controls and disclosure controls and procedures or particular areas where new or more detailed controls and procedures are desirable.

  Review the internal audit function of the Company, including its organizational structure, authority and independence of reporting obligations, department budget, qualification of personnel and the proposed audit plans for the coming year, and the coordination of such plans with the outside auditors. Review and concur with the appointment, reassignment or dismissal of the director of the Company’s internal audit function.

  Receive, review and discuss with the Company’s independent auditors, and internal auditor as appropriate: (i) a summary of significant findings from completed internal audits, together with management’s response, and periodic progress reports, with explanation for any deviations from the original plan; (ii) all critical accounting policies and practices to be used; (iii) all alternative treatments of financial information within GAAP (generally accepted accounting principles) that have been discussed with management; (iv) ramifications of alternative disclosures and treatments, and the treatment preferred by the auditors; and (v) other material written communications between the independent auditors and management.

  Review and discuss: (i) significant financial risks; (ii) the financial statements; (iii) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the relevant period and draft earnings press releases with management and the independent auditors, prior to the issuance thereof or the filing or distribution thereof to shareholders; and (iii) financial information and earnings guidance, if any, provided to analyst and rating agencies. Among the items to be discussed are: (i) accounting principles, practices and judgments; (ii) whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders; and (iii) any changes in accounting principles.

  Provide sufficient opportunity for the Committee to meet separately in executive session with: (i) management; (ii) the independent auditors; and (iii) the internal auditor (or other personnel responsible for the internal audit function). Among the items to be discussed in these meetings are the auditors’ evaluation of the Company’s financial, accounting and auditing personnel, the auditors’ judgments about the Company’s accounting principles as applied to its financial reporting, the level of management cooperation that the outside auditors received during the course of the audit and management’s assessment of the auditors’ performance.

  Set clear hiring policies for employees or former employees of the independent auditors.

  Review the process for communicating the Code of Conduct to Company personnel. Receive reports concerning any non-compliance with the Company’s Code of Business Conduct and Ethics by any director or executive officer of the Company and approve any waivers therefrom.

  Report on significant matters discussed at each Committee meeting to the Board of Directors.

  Investigate, as appropriate, any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or a second independent accountant, at the expense of the Company, for this purpose if, in its judgment, that is appropriate.

  Prepare an appropriate Audit Committee report to shareholders to be included in the Company’s annual proxy statement that is consistent with applicable law and Securities and Exchange Commission requirements.

  Perform any other activities consistent with this Charter, the Company’s By-Laws, and governing law and regulations, as the Committee or the Board of Directors deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

A copy of this Charter will be made available on the Company’s website at www.muellerindustries.com.

Effective: February 12, 2004
Revised: May 4, 2006

C/O CONTINENTAL STOCK TRANSFER
17 BATTERY PLACE
NEW YORK, NY 10004

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mueller Industries, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MUIND1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MUELLER INDUSTRIES, INC.

1. Election of Directors

Nominees:

01) Alexander P. Federbush	05) Robert B. Hodes	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
02) Gennaro J. Fulvio	06) Harvey L. Karp	All	All	Except
03) Gary S. Gladstein	07) William D. O’Hagan
04) Terry Hermanson		☐	☐	☐

		For	Against	Abstain
Vote on Proposal

2.	Approve the appointment of Ernst & Young LLP as independent auditors of the Company.	☐	☐	☐

*Note* Such other business as may properly come before the meeting or any adjournment thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN ITEM 1 AND “FOR” ITEMS 2.

Please sign exactly as your name appears to the right. When shares are held jointly, each stockholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, you should so indicate when signing. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by duly authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MUELLER INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 3, 2007
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Gary C. Wilkerson and Kent A. McKee, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Mueller Industries, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 3, 2007, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof, and in their discretion, upon any other matter that may properly come before said meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.